UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 3, 2008 (November 27, 2008)
ALSERES PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-6533	87-0277826

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

239 South Street, Hopkinton, Massachusetts	01748

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 497-2360

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
EXHIBIT INDEX
SIGNATURE
EXHIBIT INDEX
Ex-10.1 Extension to Option Agreement, dated November 27, 2008

Item 1.01. Entry into a Material Definitive Agreement.
     On November 27, 2008, Alseres Pharmaceuticals, Inc., a Delaware corporation (the “Company”) entered into an extension (the “Extension”) to that certain option agreement (the “Agreement”) with BioAxone Therapeutic Inc., a Canadian corporation (“BioAxone”) pursuant to which the Company was granted an option to amend the License Agreement dated as of December 28, 2006 between the Company and BioAxone, as amended. The Company and BioAxone previously entered into an extension to the Agreement on October 27, 2008. This Extension supercedes that agreement.
     The Agreement provides that the Company can exercise its option until the earlier of (a) the consummation of a financing transaction that meets certain requirements, as defined in the Agreement, and (b) one hundred eighty days from the effective date of the Agreement (the “Option Period”). Pursuant to the terms of the Extension, the Company and BioAxone agreed to extend the Option Period through December 31, 2008. All other terms of the Agreement remain unchanged.
     The foregoing description of the Extension is qualified in its entirety by the full text of the Extension, a complete copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alseres Pharmaceuticals, Inc.
Date: December 3, 2008	By:	/s/ Kenneth L. Rice, Jr.
Kenneth L. Rice, Jr.
Executive Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

10.1	Extension to Option Agreement, dated November 27, 2008, by and between Alseres Pharmaceuticals, Inc. and BioAxone Therapeutic, Inc.